Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400

COMPANY CONTACTS	[NYSE:SFI]

Catherine D. Rice	Andrew G. Backman
Chief Financial Officer	Senior Vice President — Investor Relations

iStar Financial Announces First Quarter 2008 Results

•                       Adjusted earnings per diluted common share were $0.87 for the first quarter 2008.

•                       Total revenues were $422.4 million; up 48% year-over-year.

•                       Company pays off interim facility used to finance acquisition of Fremont.

•                       Company to recognize approximately $250 million gain on sale of TimberStar Southwest joint venture.

•                       Company revises full year 2008 adjusted earnings per diluted common share guidance to $3.20 - $3.60 and diluted GAAP earnings per share of $3.70 - $4.10.

NEW YORK - May 2, 2008 - iStar Financial Inc. (NYSE: SFI), a leading publicly traded finance company focused on the commercial real estate industry, today reported results for the first quarter ended March 31, 2008.

iStar reported adjusted earnings for the quarter of $0.87 per diluted common share. This compares with $0.93 per diluted common share for the first quarter 2007. Adjusted earnings allocable to common shareholders for the first quarter 2008 were $117.4 million on a diluted basis, compared to $118.6 million for the first quarter 2007. Adjusted earnings represent net income computed in accordance with GAAP, adjusted for preferred dividends, depreciation, depletion, amortization, gain (loss) from discontinued operations and ineffectiveness on interest rate hedges.

Net income allocable to common shareholders for the first quarter was $74.2 million, or $0.55 per diluted common share, compared to $81.7 million, or $0.64 per diluted common share for the first quarter 2007. Please see the financial tables that follow the text of this press release for a detailed reconciliation of adjusted earnings to GAAP net income.

Net investment income for the quarter was $186.4 million, compared to $120.5 million for the first quarter 2007. The year-over-year increase was due to growth in the overall loan portfolio, primarily due to the addition of the Fremont assets, as well as the amortization of $28.3 million of Fremont loan portfolio purchase discount recognized in the quarter. Net investment income represents interest income, operating lease income and earnings (loss) from equity method investments, less interest expense, operating costs for corporate tenant lease assets and gain (loss) on early extinguishment of debt.

Consistent with its expectations for slower overall asset growth, the Company announced that during the first quarter it closed four new financing commitments for a total of $101.2 million. Of that amount, $20.7 million was funded during the quarter. In addition, the Company funded $921.4 million under pre-existing commitments and received $1.3 billion in principal repayments. Pursuant to the terms of the Fremont agreement, $0.6 billion of the principal received was utilized for principal reduction on Fremont’s A-participation interest.

During the first quarter, the Company recorded $44.2 million in Other Income from a profit participation related to one of its investments. Additionally, the Company completed the sale of two non-strategic corporate tenant lease assets for total proceeds of $8.2 million, net of costs, resulting in a total net book gain of approximately $2.1 million.

For the quarter ended March 31, 2008, the Company generated adjusted return on average common book equity of 20.2%. The Company’s equity represented 22.4% of total capitalization at quarter end and its debt to book equity plus accumulated depreciation/depletion and loan loss reserves, each as determined in accordance with GAAP, was 3.5x.

The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 4.11% for the quarter. Excluding the impact of the amortization of the Fremont loan portfolio purchase discount, the Company’s net finance margin was 3.42% for the quarter, versus 3.16% in the previous quarter.

As of March 31, 2008, a one percentage point increase in short-term rates, excluding the impact of interest floors in certain loan assets, would have increased the Company’s adjusted earnings by 1.89%, which is consistent with its match funding policy.

Summary of Capital Markets and Other Initiatives

As of March 31, 2008, the Company had $838.0 million available under $3.9 billion in revolving credit facilities. During the quarter, the Company amended its $500 million senior secured revolving credit facility to allow it to extend its maturity from September 2008 to September 2009. As of March 31, 2008, the Company had $1.3 billion outstanding on its interim facility used to fund the acquisition of Fremont General’s commercial real estate lending business. Subsequent to the end of the first quarter, the Company repaid the entire balance of the interim facility.

On May 1, 2008, the Company entered into a $960 million first mortgage financing transaction secured by 34 properties, representing $1.1 billion of net book value and an appraised value of $1.6 billion. The Company has received approximately $810 million of proceeds from the initial closing of the financing and expects to receive the balance of the proceeds prior to the end of the second quarter, subject to the satisfaction of customary real estate closing conditions. The three-year financing is being provided by a major financial institution and is pre-payable in 20 months.

During the first quarter, the Company entered into a $300 million, 364-day term loan secured by collateral within the company’s corporate loan and debt portfolio. In addition, the Company completed a $53 million mortgage financing on a small pool of corporate tenant lease assets within its AutoStar portfolio.

As previously announced, on April 1, 2008, the Company closed on the sale of its TimberStar Southwest joint venture and the venture’s approximately 900,000-acre portfolio of forestland and related assets for $1.7 billion, including the assumption of debt. TimberStar Southwest purchased the properties in October 2006 for approximately $1.2 billion. iStar received net proceeds of approximately $400 million, representing a gain of approximately $250 million.

Risk Management

At March 31, 2008, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 86.4% of the Company’s asset base, versus 87.0% in the prior quarter. The Company’s loan portfolio consisted of 78.4% floating rate and 21.6% fixed rate loans, with a weighted average maturity of 2.8 years.

The weighted average last dollar loan-to-value ratio for all structured finance assets was 69.5%. At quarter end, the Company’s corporate tenant lease assets were 95.6% leased with a weighted average remaining lease term of 11.8 years. At March 31, 2008, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 3.12 and 2.51, respectively, versus 3.07 and 2.50, respectively, in the previous quarter.

On March 31, 2008, the Company had 30 loans on non-performing loan (NPL) status representing $1.1 billion of gross loan value, compared to 31 loans on NPL status representing $1.2 billion of gross loan value in the prior quarter. Gross loan values represent iStar’s book value plus Fremont’s A-participation interest. During the quarter, the Company took title to three properties that served as collateral on its loans, resulting in $36.5 million of charge-offs against the Company’s reserve for loan losses. All of the loans were previously on NPL status and had a gross loan value of $191.5 million, prior to the Company receiving title to the properties.

At the end of the first quarter, the Company had 30 loans on its watch list representing $1.2 billion of gross loan value, compared to 40 loans on its watch list representing $1.6 billion of gross loan value in the prior quarter.

Excluding Fremont’s A-participation interest on the associated assets, NPL and watch list assets were $796.9 million and $1.0 billion, respectively, compared to NPL and watch list assets in the prior quarter of $719.4 million and $1.2 billion, respectively. The Company’s policy is to stop the accrual of interest on loans placed on NPL status. The Company believes it has adequate collateral and loan loss reserves to support the book value for each of the NPL and watch list assets.

The Company had $252.9 million in loan loss reserves at March 31, 2008 versus $217.9 million at December 31, 2007. During the first quarter, the Company recorded $89.5 million in loan loss provision versus $113.0 million in the prior quarter. The provision reflects the continued deterioration in the overall credit markets and its impact on the Company’s portfolio as determined in its regular quarterly risk ratings review process.

The Company’s total loss coverage, defined as the combination of loan loss reserves of $252.9 million and remaining purchase discount from the Fremont acquisition of $114.2 million, was $367.1 million or 2.8% of gross loan value at the end of the first quarter. This compares to total loss coverage of $384.7 million or 2.8% of gross loan value in the prior quarter. The Company continues to believe its loss coverage provides adequate protection against future loan losses.

Summary of Fremont Contributions to Quarterly Results

At the end of the first quarter, the Fremont portfolio, including additional fundings made during the quarter, had a gross loan value of $4.9 billion consisting of 193 loans versus $5.4 billion consisting of 221 loans at the end of the fourth quarter 2007.

At the end of the first quarter, the value of Fremont’s A-participation interest in the portfolio was $2.4 billion versus $3.0 billion on December 31, 2007. The book value of iStar’s B-participation interest at the end of the first quarter was $2.5 billion versus $2.4 billion on December 31, 2007. During the quarter, iStar received $803.6 million in principal repayments of which the Company retained 30%. The balance of principal repayments was paid to Fremont through its participation interest. The weighted average maturity of the portfolio is approximately nine months.

During the first quarter, iStar funded $411.7 million of commitments related to the portfolio. Unfunded commitments at the end of the first quarter were $1.5 billion, of which the Company expects to fund approximately $1.4 billion based upon its comprehensive review of the portfolio. This compares to unfunded commitments of $2.2 billion on December 31, 2007.

At March 31, 2008, there were 20 Fremont loans on NPL status with a gross loan value of $494.1 million versus 23 loans at the prior quarter end, with $825.4 million of gross loan value. In addition, there were 14 loans on the Company’s watch list with a gross loan value of $405.4 million versus 25 loans at the prior quarter end, with $733.7 million of gross loan value. Excluding Fremont’s A-participation interest on the associated assets, NPL and watch list assets for the Fremont portfolio were $238.1 million and $233.3 million, respectively, versus $351.1 million and $358.5 million in the prior quarter.

Earnings Guidance

Consistent with the Securities and Exchange Commission’s Regulation FD and Regulation G, iStar Financial comments on earnings expectations within the context of its regular earnings press releases. For fiscal year 2008, the Company expects diluted adjusted earnings per common share of $3.20 - $3.60, and diluted GAAP earnings per common share of $3.70 - $4.10.

Dividend

On March 7, 2008, iStar Financial declared a regular quarterly dividend of $0.87 per share. The first quarter dividend was paid on April 30, 2008 to shareholders of record on March 17, 2008.

Annual Meeting

The Company will host its Annual Meeting of Shareholders at The Harvard Club of New York City, located at 35 West 44th Street, New York, New York 10036 on Wednesday, May 28, 2008 at 9:00 a.m. ET. All shareholders are cordially invited to attend.

[Financial Tables to Follow]

* * *

iStar Financial Inc. is a leading publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom-tailored investment capital to high-end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, as well as corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), seeks to deliver strong dividends and superior risk-adjusted returns on equity to shareholders by providing innovative and value added financing solutions to its customers.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, May 2, 2008. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations between structured finance and corporate tenant lease assets, repayment levels, the timing of receipt of prepayment penalties, the availability and cost of capital for future investments, competition within the finance and real estate industries, economic conditions, loss experience and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

Selected Income Statement Data

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2008	2007

Net investment income (1)	$186,363	$120,463
Other income	59,890	28,472
Non-interest expense (2)	(162,040)	(62,471)
Minority interest in consolidated entities	(204)	564
Income from continuing operations	84,009	87,028

Income from discontinued operations	324	5,653
Gain from discontinued operations	2,056	1,415
Preferred dividends	(10,580)	(10,580)
Net income allocable to common shareholders and HPU holders (3)	$75,809	$83,516

(1)

Includes interest income, operating lease income and earnings (loss) from equity method investments, less interest expense, operating costs for corporate tenant lease assets and gain (loss) on early extinguishment of debt.

(2)	Includes depreciation and amortization, general and administrative expenses, provision for loan losses and other expenses.
(3)	HPU holders are Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program.

Selected Balance Sheet Data

(In thousands)

	As of	As of
	March 31, 2008	December 31, 2007
	(unaudited)

Loans and other lending investments, net	$10,878,095	$10,949,354
Corporate tenant lease assets, net	$3,328,210	$3,309,866
Other investments	$956,887	$856,609
Total assets	$16,112,295	$15,848,298
Debt obligations	$12,566,913	$12,399,558
Total liabilities	$13,206,823	$12,894,869
Total shareholders’ equity	$2,851,742	$2,899,481

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2008	2007
REVENUES

Interest income	$276,100	$180,860
Operating lease income	86,439	75,942
Other income	59,890	28,472
Total revenues	422,429	285,274

COSTS AND EXPENSES

Interest expense	168,215	128,527
Operating costs - corporate tenant lease assets	5,363	6,461
Depreciation and amortization	25,931	19,921
General and administrative (1)	42,809	37,550
Provision for loan losses	89,500	5,000
Other expense	3,800	—
Total costs and expenses	335,618	197,459

Income from continuing operations before other items	86,811	87,815
Earnings (loss) from equity method investments	(2,598)	(1,351)
Minority interest in consolidated entities	(204)	564
Income from continuing operations	84,009	87,028

Income from discontinued operations	324	5,653
Gain from discontinued operations	2,056	1,415
Net income	86,389	94,096
Preferred dividends	(10,580)	(10,580)
Net income allocable to common shareholders and HPU holders	$75,809	$83,516

Net income per common share
Basic	$0.55	$0.64
Diluted (2)	$0.55	$0.64

Net income per HPU share
Basic (3)	$104.60	$122.00
Diluted (2) (4)	$104.20	$120.93

(1)	For the three months ended March 31, 2008 and 2007, includes $4,848 and $4,409 of stock-based compensation expense, respectively.
(2)	For the three months ended March 31, 2008 and 2007, includes the allocable share of $1 and $28 of joint venture income, respectively.
(3)	For the three months ended March 31, 2008 and 2007, $1,569 and $1,830 of net income is allocable to HPU holders, respectively.
(4)	For the three months ended March 31, 2008 and 2007, $1,563 and $1,814 of net income is allocable to HPU holders, respectively.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2008	2007
EPS INFORMATION FOR COMMON SHARES

Income from continuing operations per common share (1)
Basic	$0.54	$0.59
Diluted (2)	$0.54	$0.59

Net income per common share
Basic	$0.55	$0.64
Diluted (2)	$0.55	$0.64

Weighted average common shares outstanding
Basic	134,262	126,693
Diluted	134,862	127,867

EPS INFORMATION FOR HPU SHARES

Income from continuing operations per HPU share (1)
Basic	$101.26	$111.66
Diluted (2)	$100.93	$110.66

Net income per HPU share (3)
Basic	$104.60	$122.00
Diluted (2)	$104.20	$120.93

Weighted average HPU shares outstanding
Basic	15	15
Diluted	15	15

(1)	For the three months ended March 31, 2008 and 2007, excludes preferred dividends of $10,580.
(2)	For the three months ended March 31, 2008 and 2007, includes the allocable share of $1 and $28 of joint venture income, respectively.
(3)

As more fully explained in the Company’s quarterly SEC filings, three plans of the Company’s HPU program vested in December 2002, December 2003 and December 2004. Each of the respective plans contain 5 HPU shares. Cumulatively, these 15 shares were entitled to $1,569 and $1,830 of net income for the three months ended March 31, 2008 and 2007, respectively. On a diluted basis, these cumulative 15 shares were entitled to $1,563 and $1,814 of net income for the three months ended March 31, 2008 and 2007, respectively.

iStar Financial Inc.

Reconciliation of Adjusted Earnings to GAAP Net Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2008	2007
ADJUSTED EARNINGS (1)

Net income	$86,389	$94,096
Add: Depreciation, depletion and amortization	27,638	21,878
Add: Joint venture income	4	30
Add: Joint venture depreciation, depletion and amortization	8,625	10,837
Add: Amortization of deferred financing costs	8,350	6,444
Add: Hedge ineffectiveness, net	1,491	—
Less: Preferred dividends	(10,580)	(10,580)
Less: Gain from discontinued operations	(2,056)	(1,415)

Adjusted earnings allocable to common shareholders and HPU holders:
Basic	$119,857	$121,260
Diluted	$119,861	$121,290

Adjusted earnings per common share:
Basic (2)	$0.87	$0.94
Diluted (3)	$0.87	$0.93

Weighted average common shares outstanding:
Basic	134,262	126,693
Diluted	134,862	127,867

Common shares outstanding at end of period:
Basic	134,406	126,708
Diluted	134,909	127,883

(1)

Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2)	For the three months ended March 31, 2008 and 2007, excludes $2,481 and $2,657 of net income allocable to HPU holders, respectively.
(3)	For the three months ended March 31, 2008 and 2007, excludes $2,471 and $2,634 of net income allocable to HPU holders, respectively.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

	As of	As of
	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS

Loans and other lending investments, net	$10,878,095	$10,949,354
Corporate tenant lease assets, net	3,328,210	3,309,866
Other investments	956,887	856,609
Other real estate owned	284,134	128,558
Assets held for sale	79,163	74,335
Cash and cash equivalents	119,404	104,507
Restricted cash	34,135	32,977
Accrued interest and operating lease income receivable	125,097	141,405
Deferred operating lease income receivable	107,245	102,135
Deferred expenses and other assets	156,647	105,274
Goodwill	43,278	43,278
Total assets	$16,112,295	$15,848,298

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable, accrued expenses and other liabilities	$639,910	$495,311

Debt obligations:
Unsecured senior notes	7,384,795	7,916,852
Unsecured revolving credit facilities	2,822,387	2,681,174
Interim financing facility	1,289,811	1,289,811
Secured term loans	727,156	413,683
Other debt obligations	342,764	98,038
Total liabilities	13,206,823	12,894,869

Minority interest in consolidated entities	53,730	53,948
Shareholders’ equity	2,851,742	2,899,481
Total liabilities and shareholders’ equity	$16,112,295	$15,848,298

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

PERFORMANCE STATISTICS	Three Months Ended
March 31, 2008
Net Finance Margin

Weighted average GAAP yield of loan and CTL investments	9.64%
Less: Cost of debt	(5.53%)
Net Finance Margin (1)	4.11%

Net Finance Margin Excluding Amortization of Discount on Fremont Loans	3.42%

Return on Average Common Book Equity

Average total book equity	$2,875,612
Less: Average book value of preferred equity	(506,176)
Average common book equity (A)	$2,369,436

Net income allocable to common shareholders and HPU holders	$75,809
Net income allocable to common shareholders and HPU holders - Annualized (B)	$303,236

Return on Average Common Book Equity (B) / (A)	12.8%

Adjusted basic earnings allocable to common shareholders and HPU holders (2)	$119,857
Adjusted basic earnings allocable to common shareholders and HPU holders - Annualized (C)	$479,428

Adjusted Return on Average Common Book Equity (C) / (A)	20.2%

Expense Ratio

General and administrative expenses (D)	$42,809
Total revenue (E)	$422,429
Expense Ratio (D) / (E)	10.1%

(1)

Weighted average GAAP yield is the annualized sum of interest income and operating lease income (excluding other income), divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments, average SFAS No. 141 purchase intangibles and average assets held for sale over the period. Cost of debt is the annualized sum of interest expense and operating costs—corporate tenant lease assets, divided by the average gross debt obligations over the period. Operating lease income and operating costs—corporate tenant lease assets exclude SFAS No. 144 adjustments from discontinued operations of $334 and $(70), respectively. The Company does not consider net finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management considers to be an indicator of the profitability of its operations.

(2)

Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

CREDIT STATISTICS	Three Months Ended
	March 31, 2008
Book debt (A)	$12,566,913

Book equity	$2,851,742
Add: Accumulated depreciation/depletion and loan loss reserves	769,657
Sum of book equity, accumulated depreciation/depletion and loan loss reserves (B)	$3,621,399

Book Debt / Sum of Book Equity, Accumulated Depreciation/Depletion and Loan Loss Reserves (A) / (B)	3.5	x

Ratio of Earnings to Fixed Charges	1.6	x

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	1.5	x

Interest Coverage

EBITDA (1) (C)	$290,867
GAAP interest expense (D)	$168,215

EBITDA / GAAP Interest Expense (1) (C) / (D)	1.7	x

Fixed Charge Coverage

EBITDA (1) (C)	$290,867

GAAP interest expense	$168,215
Add: Preferred dividends	10,580
Total GAAP interest expense and preferred dividends (E)	$178,795

EBITDA / GAAP Interest Expense and Preferred Dividends (1) (C) / (E)	1.6	x

Covenant Calculation of Fixed Charge Coverage Ratio (2)	1.6	x

RECONCILIATION OF NET INCOME TO EBITDA (1)

Net income	$86,389
Add: GAAP interest expense	168,215
Add: Depreciation, depletion and amortization	27,638
Add: Joint venture depreciation, depletion and amortization	8,625
EBITDA (1)	$290,867

(1)

EBITDA should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

(2)

This measure, which is a trailing twelve-month calculation and excludes the effect of $134.9 million of non-cash impairment charges recorded in the fourth quarter of 2007, is consistent with covenant calculations included in the Company’s unsecured credit facilities; therefore, we believe it is a useful measure for investors to consider.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended March 31, 2008	LOANS
			Total/	CORPORATE
		Floating	Weighted	TENANT	OTHER
	Fixed Rate	Rate	Average	LEASING	INVESTMENTS
Amount funded	$30,942	$845,965	$876,907	$41,477	$23,716
Weighted average yield (1)	9.92%	7.57%	7.65%	10.10%	N/A
Weighted average all-in spread/margin (bps) (2)	651	490	496	N/A	N/A
Weighted average first $ loan-to-value ratio	54.10%	0.60%	2.49%	N/A	N/A
Weighted average last $ loan-to-value ratio	79.99%	69.41%	69.78%	N/A	N/A

UNFUNDED COMMITMENTS

Number of assets with unfunded commitments	263

Discretionary commitments	$827,998
Non-discretionary commitments	4,175,306
Total unfunded commitments	$5,003,304

Estimated weighted average funding period	Approximately 2.1 years

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A)	$15,028,153
Unsecured debt (B)	$11,644,219

Unencumbered Assets / Unsecured Debt (A) / (B)	1.3	x

RISK MANAGEMENT STATISTICS

(weighted average risk rating)	2008	2007
	March 31,	December 31,	September 30,	June 30,	March 31,
Structured Finance Assets (principal risk)	3.12	3.07	2.92	2.78	2.64
Corporate Tenant Lease Assets	2.51	2.50	2.48	2.50	2.45

				(1=lowest risk; 5=highest risk)

(1)	Yield on Fremont loans does not take into account income associated with the amortization of fees and discounts.
(2)	Represents spread over base rate LIBOR (floating-rate loans) and interpolated U.S. Treasury rates (fixed-rate loans) during the quarter.

iStar Financial Inc.

Supplemental Information

(In thousands, except per share amounts)

(unaudited)

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of
	March 31, 2008		December 31, 2007
Value of non-performing loans (1) /
As a percentage of total gross loan value	$1,052,921	8.04%	$1,193,669	8.71%

Reserve for loan losses /
As a percentage of total gross loan value	$252,884	1.93%	$217,911	1.59%
As a percentage of non-performing loans (1)		24.02%		18.26%

RECONCILIATION OF DILUTED GAAP EPS GUIDANCE

TO DILUTED ADJUSTED EPS GUIDANCE (2)

Year Ending
December 31, 2008

Earnings per diluted common share guidance	$3.70 - $4.10
Less: Gains, depreciation and other adjustments, net	$0.10 - $0.90
Adjusted earnings per diluted common share guidance	$3.20 - $3.60

(1)	Non-performing loans include iStar’s book value and Fremont’s A-participation interest on the associated assets.
(2)

Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF MARCH 31, 2008 (1)

Security Type
First Mortgages / Senior Loans	$9,936	61.8%
Corporate Tenant Leases	3,951	24.6
Mezzanine / Subordinated Debt	1,195	7.4
Other Investments	988	6.2
Total	$16,070	100.0%

Collateral Type
Apartment / Residential	$3,491	21.7%
Land	2,250	14.0
Office (CTL)	1,766	11.0
Retail	1,607	10.0
Industrial / R&D	1,509	9.4
Corporate - Real Estate	1,262	7.9
Other	1,079	6.7
Entertainment / Leisure	947	5.9
Hotel	858	5.3
Mixed Use / Mixed Collateral	660	4.1
Corporate - Non-Real Estate	386	2.4
Office (Lending)	255	1.6
Total	$16,070	100.0%

Collateral Location
West	$3,487	21.7%
Northeast	2,898	18.0
Southeast	2,658	16.5
Mid-Atlantic	1,647	10.3
Various	1,205	7.5
Central	952	5.9
International	921	5.7
Southwest	862	5.4
South	780	4.9
Northcentral	409	2.5
Northwest	251	1.6
Total	$16,070	100.0%

(1)	Figures presented prior to loan loss reserves, accumulated depreciation and impact of Statement of Financial Accounting Standards No. 141, “Business Combinations.”